CERTIFICATE OF INCORPORATION

OF

Saba BDC, Inc.

(this “Certificate of Incorporation”)

ARTICLE I

NAME

The name of the Corporation is Saba BDC, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware 19808. The name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) and to possess and exercise all of the powers and privileges granted by such law and any other law of the State of Delaware.

ARTICLE IV

CAPITAL STOCK

A. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 40,000,000, which shall be divided into two classes as follows: 36,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), and 4,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”).

B. To the extent permitted by the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Board of Directors is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix, without further stockholder approval, powers (including voting powers), preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock and the number of shares of the series, as may be permitted by the DGCL. Unless otherwise provided in this Certificate of Incorporation, the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of each series of Preferred Stock, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. Except as otherwise required by law, holders of Preferred Stock shall be entitled to only such voting rights and powers, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock). Notwithstanding anything to the contrary set forth herein or in any certificate of designation relating to any series of Preferred Stock, if one or more series of Preferred Stock is entitled, either separately or together with the holders of one or more other such series, to elect one or more directors, all series of Preferred Stock shall be entitled to participate in the vote to elect such directors, voting as a single class.

C. Each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Corporation as of the record date for voting on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law, holders of record of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

D. Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the payment of dividends, dividends may be declared and paid ratably on the Common Stock out of the assets of the Corporation which are legally available for this purpose at such times and in such amounts as the Board of Directors in its discretion shall determine.

E. Upon the dissolution, liquidation or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and subject to the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Common Stock with respect to the distribution of assets of the Corporation upon such dissolution, liquidation or winding up of the Corporation, the holders of Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

F. The number of authorized shares of Preferred Stock or Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or the Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to the terms of any certificate of designation designating a series of Preferred Stock or by the Investment Company Act.

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

A. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, but in addition to any other vote required by applicable law, the following provisions of this Certificate of Incorporation may be amended, altered or repealed, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: this Article V, Article VI, Article VII, and Article VIII.

B. In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, acting by the affirmative vote of directors constituting a majority of the total number of directors, is expressly authorized to make, repeal, alter, amend and rescind, in whole or in part, the bylaws of the Corporation (as in effect from time to time, the “Bylaws”) without the assent or vote of the stockholders in any manner not inconsistent with the Investment Company Act, the laws of the State of Delaware, or this Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote of the stockholders, but in addition to any other vote of the holders of any class or series of capital stock of the Corporation required herein or by law, the affirmative vote of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required in order for the stockholders of the Corporation to alter, amend, repeal or rescind, in whole or in part, any provision of the Bylaws or to adopt any provision inconsistent therewith.

ARTICLE VI

BOARD OF DIRECTORS

A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by a majority of the votes cast by stockholders present in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy), unless a higher vote is required by applicable law, shall, to the fullest extent permitted by law, be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

B. Except as otherwise provided by Section F of this Article VI, the total number of directors shall be determined from time to time exclusively by resolution adopted by the Board of Directors. Each director of the Corporation shall be elected at each annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

C. Except as otherwise provided by applicable law, including the Investment Company Act, or Section F of this Article VI, any newly created directorship on the Board of Directors that results from an increase in the number of directors, and any vacancy occurring in the Board of Directors that results from the death, resignation, retirement, disqualification or removal of a director or other cause, shall be filled exclusively by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; provided, that whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors by this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock), any such vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. Any director elected to fill a vacancy or newly created directorship shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal.

D. Subject to the rights, if any, of any series of Preferred Stock then outstanding, any or all of the directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.

E. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

F. During any period when the holders of one or more series of Preferred Stock, due to the occurrence of an event or events, have the special right to elect additional directors who, together with the directors elected by the separate vote of the holders of one or more series of Preferred Stock prior to such event or events, constitute a majority of the total number of directors (the additional directors elected by the separate vote of such holders following such event, the “Additional Preferred Directors”), then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the Additional Preferred Directors so provided for or fixed pursuant to said provisions, and (ii) each such Additional Preferred Director shall serve until the next meeting at which directors are elected and until his or her successor is duly elected and qualified, or until his or her right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect Additional Preferred Directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate, all such additional directors shall automatically cease to be qualified to serve as directors, and the total authorized number of directors of the Corporation shall be automatically reduced accordingly.

ARTICLE VII

LIMITATION ON LIABILITY

A. To the fullest extent permitted by the DGCL and the Investment Company Act as they now exist or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Section A of this Article VII, nor the adoption of any provision of this Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification.

B. The Corporation, to the full extent permitted by Section 145 of the DGCL and the Investment Company Act, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. Notwithstanding anything to the contrary set forth in this Section B of this Article VII, any indemnification or payment or reimbursement of expenses made pursuant to this Section B of this Article VII shall be subject to applicable requirements of the Investment Company Act. The provision of indemnification or advancement of expenses to any person entitled thereto under this Section B of this Article VII, or the entitlement of any such person to indemnification or advancement of expenses under this Section B of this Article VII, shall not limit or restrict in any way the power of the Corporation to indemnify or advance expenses to such person in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any person seeking indemnification or advancement of expenses and costs may be entitled under the Bylaws or any law, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VIII

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING, ANNUAL AND SPECIAL

MEETINGS OF STOCKHOLDERS

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

B. An annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, on such date, and at such time as shall be fixed exclusively by resolution of the Board of Directors or a duly authorized committee thereof.

C. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board of Directors, the Chairman of the Board of Directors, or the Chief Executive Officer, and may not be called by any other person.

ARTICLE IX

MISCELLANEOUS

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.